UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 11, 2011

Interleukin Genetics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective as of March 11, 2011, Glenn S. Armstrong resigned from the Board of Directors of Interleukin Genetics, Inc. (the “Company”).

(d)           Pursuant to the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), the holders of shares of the Company’s Series A Preferred Stock are entitled to elect up to four directors (the “Series A Directors”).  Mr. Armstrong was a Series A Director and pursuant to the Charter, effective as of March 11, 2011, Roger Colman was appointed to fill the vacancy created by Mr. Armstrong’s resignation by the Series A Directors remaining in office.  Mr. Colman is a Vice President of Alticor Corporate Enterprises Inc., an affiliate of Alticor Inc., the Company’s majority stockholder.  Mr. Colman is also expected to be appointed to the Nominating Committee and the Compensation Committee.

On March 10, 2009, the Company entered into an amended and restated note purchase agreement with Pyxis Innovations, Inc., an affiliate of Alticor, to extend the availability of the $14.3 million credit facility until March 31, 2010. In 2009, the Company drew down $3.0 million under this credit facility, leaving $7.3 million of remaining availability. On February 1, 2010, the Company drew down $2.0 million under the credit facility leaving $5.3 million of remaining availability. In addition, the credit line was extended to permit borrowing at any time prior to June 30, 2011. On September 30, 2010, the Company entered into an amendment to the agreement to extend the availability of the credit facility until June 30, 2012 and extend the maturity date for repayment of all borrowing under the credit facility until June 30, 2012.  Also on September 30, 2010, the Company drew down $2.0 million under the credit facility leaving $3.3 million of remaining availability. All borrowings under the credit facility are convertible into shares of the Company’s common stock at a conversion price equal to $5.68 per share.

On February 25, 2008, the Company entered into a research agreement with an affiliate of Alticor, effective January 1, 2008, to expand the research being performed under its current agreements with Alticor through 2008. The Company received $1,200,000 during 2008 under the research agreement, on a time and materials basis.  On January 31, 2009, the Company entered into an amendment to the research agreement. The amendment extended the term from a maximum of six months to eight months, terminating on September 30, 2009. The Company received an additional $200,316 on March 31, 2009 under the terms of the amendment to complete ongoing research.

On October 26, 2009, the Company entered into a Merchant Network and Channel Partner Agreement with Amway Corp. d/b/a Amway Global, a subsidiary of Alticor.  Pursuant to this Agreement, Amway Global sells the Company’s Inherent Health brand of genetic tests through its e-commerce Web site via a hyperlink to the Company’s e-commerce site. Amway Global receives a commission equal to a percentage of net sales received by the Company from Amway Global customers. The agreement had an initial term of 12 months and is automatically renewable for successive 12-month terms. The agreement may be terminated by either party upon 120 days written notice.  In 2009 and 2010, the Company paid Amway $26,000 and $370,000, respectively, under this agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: March 16, 2011	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)